ENVISTA REPORTS THIRD QUARTER 2020 RESULTS

Brea, California, October 29, 2020 - Envista Holdings Corporation (NYSE: NVST) today announced results for the third quarter 2020.

For the third quarter, the Company’s net income was $35.6 million, or $0.22 per share. For the same period, adjusted net income was $77.9 million, or $0.48 per diluted share. Adjusted EBITDA for the three months ended October 2, 2020 was $131.9 million, an 18.6% increase compared to $111.2 million for the comparable period in 2019.

Sales for the third quarter were $640.5 million, a 2.9% decrease as compared to the same period year-over-year. Core sales declined 1.2% over the same period in the prior year. The Company experienced a sequential improvement in sales of 76.9% from the second quarter of 2020.

Free cash flow for the third quarter was $134.9 million, a 70.3% increase compared to the third quarter of 2019.

Amir Aghdaei, Chief Executive Officer, stated, “The dental market’s recovery along with our progress on strategic initiatives led to a meaningful sequential improvement in our revenue, adjusted EBITDA, and free cash flow.”

Mr. Aghdaei continued, “We are encouraged by the pace of recovery in the dental market which has continued into October. Envista is better positioned due to the progress we have made over the past two quarters on our strategic growth initiatives, structural cost program, and portfolio shaping efforts. We have begun to see the impact of these actions on our growth rates and margin in the third quarter and are confident our best days lay ahead of us as we continue our journey to build a better Envista.”

Envista will discuss its results during a quarterly investor conference call today starting at 2:00 P.M. PDT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Envista’s website, www.envistaco.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Envista’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 866-648-5306 within the U.S. or by dialing +1 602-563-8479 outside the U.S. a few minutes before the 2:00 P.M. PDT start and referencing conference ID # 1571434. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the “Investors” section of Envista’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Envista’s results have been posted to the “Investors” section of Envista’s website under the subheading “Quarterly Earnings.”

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists’ clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. Envista’s companies, including KaVo Kerr, Nobel Biocare, and Ormco, partner with dental professionals to help them deliver the best possible patient care.

Envista separated from Danaher in September 2019, bringing the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus to meet the end-to-end needs of dental professionals worldwide. Envista is now one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All “Adjusted” amounts including core sales and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules.

FORWARD-LOOKING STATEMENTS

Certain statements in this release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the impact of the COVID-19 pandemic, the conditions in the U.S. and global economy, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in U.S. policy stemming from the U.S. administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, significant restrictions and/or potential liability based on tax implications of transactions with Danaher, security breaches or other disruptions of our information technology systems or violations of data privacy laws, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to implement and maintain effective internal control over financial reporting, risks relating to product, service or software defects, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom’s decision to leave the EU), disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, pension plan costs, and our ability to attract, develop and retain talented executives and other key employees. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2019 and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

John Bedford
Vice President, Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Telephone: (714) 817-7000

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Sales	$640.5	$659.3	$1,549.7	$2,031.1
Cost of sales	299.8	292.3	780.1	907.4
Gross profit	340.7	367.0	769.6	1,123.7
Operating expenses:
Selling, general and administrative	248.8	252.0	759.4	804.9
Research and development	22.5	36.3	73.7	119.3
Operating profit (loss)	69.4	78.7	(63.5)	199.5
Nonoperating income (expense):
Other income	0.2	0.2	0.4	1.6
Interest expense, net	(23.4)	(0.2)	(41.2)	(0.2)
Income (loss) before income taxes	46.2	78.7	(104.3)	200.9
Income tax expense (benefit)	10.6	16.6	(29.2)	39.4
Net income (loss)	$35.6	$62.1	$(75.1)	$161.5
Earnings (loss) per share:
Basic	$0.22	$0.48	$(0.47)	$1.25
Diluted	$0.22	$0.48	$(0.47)	$1.25
Average common stock and common equivalent shares outstanding:
Basic	159.7	130.6	159.4	128.8
Diluted	163.9	130.6	159.4	128.8

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in millions, except per share amounts)

	As of
	October 2, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$700.8	$211.2
Trade accounts receivable, less allowance for credit losses of $35.8 and $22.8, respectively	365.4	443.6
Inventories, net	257.5	277.9
Prepaid expenses and other current assets	92.5	69.2
Total current assets	1,416.2	1,001.9
Property, plant and equipment, net	296.8	290.3
Operating lease right-of-use assets	177.1	200.1
Other long-term assets	72.7	74.4
Goodwill	3,380.4	3,306.0
Other intangible assets, net	1,262.5	1,285.6
Total assets	$6,605.7	$6,158.3
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$3.8	$3.9
Trade accounts payable	161.1	208.0
Accrued expenses and other liabilities	485.9	470.6
Operating lease liabilities	28.1	26.7
Total current liabilities	678.9	709.2
Operating lease liabilities	166.5	186.0
Other long-term liabilities	445.0	399.3
Long-term debt	1,755.5	1,321.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, no par value, 15.0 million shares authorized; no shares issued or outstanding at October 2, 2020 and December 31, 2019	—	—
Common stock - $0.01 par value, 500.0 million shares authorized; 159.7 million shares issued and 159.6 million outstanding at October 2, 2020; 158.7 million shares issued and outstanding at December 31, 2019	1.6	1.6
Additional paid-in capital	3,674.2	3,589.7
Retained earnings	18.0	93.1
Accumulated other comprehensive loss	(136.2)	(144.2)
Total Envista stockholders’ equity	3,557.6	3,540.2
Noncontrolling interests	2.2	2.6
Total stockholders’ equity	3,559.8	3,542.8
Total liabilities and stockholders’ equity	$6,605.7	$6,158.3

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Nine Months Ended
	October 2, 2020	September 27, 2019
Cash flows from operating activities:
Net (loss) income	$(75.1)	$161.5
Noncash items:
Depreciation	31.5	29.8
Amortization	68.0	67.3
Allowance for doubtful accounts	20.1	7.6
Stock-based compensation expense	16.7	12.5
Restructuring charges	11.1	—
Impairment charges	17.1	—
Amortization of right-of-use assets	23.1	29.2
Amortization of debt discount and issuance costs	8.0	—
Change in trade accounts receivable, net	64.3	(11.6)
Change in inventories, net	16.8	(4.5)
Change in trade accounts payable	(49.3)	(32.9)
Change in prepaid expenses and other assets	(33.8)	(38.9)
Change in accrued expenses and other liabilities	(0.8)	18.7
Change in operating lease liabilities	(27.2)	(28.2)
Net cash provided by operating activities	90.5	210.5
Cash flows from investing activities:
Acquisitions, net of cash acquired	(40.7)	—
Payments for additions to property, plant and equipment	(34.6)	(61.9)
Proceeds from sales of property, plant and equipment	—	1.6
All other investing activities	11.3	(2.3)
Net cash used in investing activities	(64.0)	(62.6)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	517.5	—
Payment of debt issuance and other deferred financing costs	(17.2)	—
Proceeds from revolving line of credit	249.8	—
Repayment of revolving line of credit	(250.0)	—
Proceeds from borrowings	—	1,319.1
Purchase of capped calls related to issuance of convertible senior notes	(20.7)	—
Proceeds from stock option exercises	8.7	—
Proceeds from the public offering of common stock, net of issuance costs	—	643.4
Consideration to Danaher in connection with the Separation	—	(1,950.0)
Net transfers to Former Parent	—	(116.5)
All other financing activities	0.6	144.4
Net cash provided by in financing activities	488.7	40.4
Effect of exchange rate changes on cash and equivalents	(25.6)	4.9
Net change in cash and equivalents	489.6	193.2
Beginning balance of cash and equivalents	211.2	—
Ending balance of cash and equivalents	$700.8	$193.2

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (UNAUDITED)
($ in millions)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Sales
Specialty Products & Technologies	$316.9	$317.8	$774.1	$1,013.9
Equipment & Consumables	323.6	341.5	775.6	1,017.2
Total	$640.5	$659.3	$1,549.7	$2,031.1

Operating Profit (Loss)
Specialty Products & Technologies	$43.2	$54.6	$31.8	$175.2
Equipment & Consumables	45.0	31.1	(28.1)	48.1
Other	(18.8)	(7.0)	(67.2)	(23.8)
Total	$69.4	$78.7	$(63.5)	$199.5

Operating Margin
Specialty Products & Technologies	13.6%	17.2%	4.1%	17.3%
Equipment & Consumables	13.9%	9.1%	(3.6)%	4.7%
Total	10.8%	11.9%	(4.1)%	9.8%

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ and shares in millions, except per share amounts)

		Non-GAAP Adjustments
	Three Months Ended October 2, 2020 (GAAP)	Restructuring Costs A	Amortization of Acquisition-Related Intangible Assets	Non-Cash Interest Expense - Convertible Senior Notes B	Tax Effect of Adjustments C	Discrete Tax Adjustments and Other Tax-Related Adjustments D	Three Months Ended October 2, 2020 (Non-GAAP)
Sales	$640.5	$—	$—	$—	$—	$—	$640.5
Cost of sales	299.8	(8.6)	—	—	—	—	291.2
Gross profit / Adjusted gross profit	340.7	8.6	—	—	—	—	349.3
Operating expenses:
Selling, general and administrative	248.8	(19.1)	(22.7)	—	—	—	207.0
Research and development	22.5	—	—	—	—	—	22.5
Operating profit / Adjusted operating profit	69.4	27.7	22.7	—	—	—	119.8
Nonoperating income (expense):
Other income	0.2	—	—	—	—	—	0.2
Interest expense, net	(23.4)	—	—	4.4	—	—	(19.0)
Income before income taxes	46.2	27.7	22.7	4.4	—	—	101.0
Income tax expense	10.6	—	—	—	12.4	0.1	23.1
Net income / Adjusted net income	$35.6	$27.7	$22.7	$4.4	$(12.4)	$(0.1)	$77.9
Earnings per share:
Basic	$0.22
Diluted / Adjusted diluted	$0.22	$0.17	$0.14	$0.03	$(0.08)	$—	$0.48
Average common stock and common equivalent shares outstanding:
Basic	159.7
Diluted / Adjusted diluted	163.9	—	—	—	—	—	163.9

Gross margin / Adjusted gross margin	53.2%						54.5%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ and shares in millions, except per share amounts)

		Non-GAAP Adjustments
	Three Months Ended September 27, 2019 (GAAP)	Amortization of Acquisition-Related Intangible Assets	Tax Effect of Adjustments C	Discrete Tax Adjustments and Other Tax-Related Adjustments D	Dilutive Impact of IPO and Conversion Shares E	Three Months Ended September 27, 2019 (Non-GAAP)
Sales	$659.3	$—	$—	$—	$—	$659.3
Cost of sales	292.3	—	—	—	—	292.3
Gross profit	367.0	—	—	—	—	367.0
Operating expenses:
Selling, general and administrative	252.0	(22.3)	—	—	—	229.7
Research and development	36.3	—	—	—	—	36.3
Operating profit / Adjusted operating profit	78.7	22.3	—	—	—	101.0
Nonoperating income (expense):
Other income	0.2	—	—	—	—	0.2
Interest expense, net	(0.2)	—	—	—	—	(0.2)
Income before income taxes	78.7	22.3	—	—	—	101.0
Income tax expense	16.6	—	5.2	2.5	—	24.3
Net income / Adjusted net income	$62.1	$22.3	$(5.2)	$(2.5)	$—	$76.7
Earnings per share:
Basic	$0.48
Diluted / Adjusted diluted	$0.48	$0.14	$(0.03)	$(0.02)	$(0.10)	$0.47
Average common stock and common equivalent shares outstanding:
Basic	130.6
Diluted / Adjusted diluted	130.6	—	—	—	31.9	162.5

Gross margin	55.7%					55.7%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ and shares in millions, except per share amounts)

		Non-GAAP Adjustments
	Nine Months Ended October 2, 2020 (GAAP)	Restructuring Costs A	Amortization of Acquisition-Related Intangible Assets	Contingent Loss Reserve F	Non-Cash Interest Expense - Convertible Senior Notes B	Tax Effect of Adjustments C	Discrete Tax Adjustments and Other Tax-Related Adjustments D	Net (Loss) to Adjusted Net Income Share Adjustment G	Nine Months Ended October 2, 2020 (Non-GAAP)
Sales	$1,549.7	$—	$—	$—	$—	$—	$—	$—	$1,549.7
Cost of sales	780.1	(35.3)	—	—	—	—	—	—	744.8
Gross profit / Adjusted gross profit	769.6	35.3	—	—	—	—	—	—	804.9
Operating expenses:
Selling, general and administrative	759.4	(64.6)	(68.0)	(16.0)	—	—	—	—	610.8
Research and development	73.7	—	—	—	—	—	—	—	73.7
Operating (loss) / Adjusted operating profit	(63.5)	99.9	68.0	16.0	—	—	—	—	120.4
Nonoperating income (expense):
Other income	0.4	—	—	—	—	—	—	—	0.4
Interest expense, net	(41.2)	—	—	—	6.4	—	—	—	(34.8)
(Loss) income before income taxes	(104.3)	99.9	68.0	16.0	6.4	—	—	—	86.0
Income tax (benefit) expense	(29.2)	—	—	—	—	46.1	2.6	—	19.5
Net (loss) / Adjusted net income	$(75.1)	$99.9	$68.0	$16.0	$6.4	$(46.1)	$(2.6)	$—	$66.5
(Loss) earnings per share:
Basic	$(0.47)
Diluted / Adjusted diluted	$(0.47)	$0.62	$0.42	$0.10	$0.04	$(0.28)	$(0.02)	$—	$0.41
Average common stock and common equivalent shares outstanding:
Basic	159.4
Diluted / Adjusted diluted	159.4	—	—	—	—	—	—	2.8	162.2

Gross margin / Adjusted gross margin	49.7%								51.9%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ and shares in millions, except per share amounts)

		Non-GAAP Adjustments
	Nine Months Ended September 27, 2019 (GAAP)	Amortization of Acquisition-Related Intangible Assets	Tax Effect of Adjustments C	Discrete Tax Adjustments and Other Tax-Related Adjustments D	Dilutive Impact of IPO and Conversion Shares E	Nine Months Ended September 27, 2019 (Non-GAAP)
Sales	$2,031.1	$—	$—	$—	$—	$2,031.1
Cost of sales	907.4	—	—	—	—	907.4
Gross profit	1,123.7	—	—	—	—	1,123.7
Operating expenses:
Selling, general and administrative	804.9	(67.3)	—	—	—	737.6
Research and development	119.3	—	—	—	—	119.3
Operating profit / Adjusted operating profit	199.5	67.3	—	—	—	266.8
Nonoperating income (expense):
Other income	1.6	—	—	—	—	1.6
Interest expense, net	(0.2)	—	—	—	—	(0.2)
Income before income taxes	200.9	67.3	—	—	—	268.2
Income tax expense	39.4	—	15.8	7.8	—	63.0
Net income / Adjusted net income	$161.5	$67.3	$(15.8)	$(7.8)	$—	$205.2
Earnings per share:
Basic	$1.25
Diluted / Adjusted diluted	$1.25	$0.41	$(0.10)	$(0.05)	$(0.25)	$1.26
Average common stock and common equivalent shares outstanding:
Basic	128.8
Diluted / Adjusted diluted	128.8	—	—	—	33.7	162.5

Gross margin	55.3%					55.3%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted Operating Profit (Loss)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Consolidated
Operating Profit (Loss)	$69.4	$78.7	$(63.5)	$199.5
Amortization of acquisition-related intangible assets	22.7	22.3	68.0	67.3
Restructuring costs and asset impairments A	27.7	—	99.9	—
Contingent loss reserve F	—	—	16.0	—
Adjusted Operating Profit	$119.8	$101.0	$120.4	$266.8
Adjusted Operating Profit as a % of Sales	18.7%	15.3%	7.8%	13.1%

Specialty Products & Technologies
Operating Profit	$43.2	$54.6	$31.8	$175.2
Amortization of acquisition-related intangible assets	15.3	14.4	44.8	43.4
Restructuring costs A	11.5	—	28.0	—
Adjusted Operating Profit	$70.0	$69.0	$104.6	$218.6
Adjusted Operating Profit as a % of Sales	22.1%	21.7%	13.5%	21.6%

Equipment & Consumables
Operating Profit (Loss)	$45.0	$31.1	$(28.1)	$48.1
Amortization of acquisition-related intangible assets	7.4	7.9	23.2	23.9
Restructuring costs and asset impairments A	14.3	—	66.3	—
Adjusted Operating Profit	$66.7	$39.0	$61.4	$72.0
Adjusted Operating Profit as a % of Sales	20.6%	11.4%	7.9%	7.1%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Net Income (Loss)	$35.6	$62.1	$(75.1)	$161.5
Interest expense, net	23.4	0.2	41.2	0.2
Income taxes	10.6	16.6	(29.2)	39.4
Depreciation	11.9	10.0	31.5	29.8
Amortization of acquisition-related intangible assets	22.7	22.3	68.0	67.3
Restructuring costs and asset impairments A	27.7	—	99.9	—
Contingent loss reserve F	—	—	16.0	—
Adjusted EBITDA	$131.9	$111.2	$152.3	$298.2

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended October 2, 2020 vs. Comparable 2019 Period	% Change Nine Month Period Ended October 2, 2020 vs. Comparable 2019 Period
Total sales growth	(2.9)%	(23.7)%
Less the impact of:
Acquisitions	(0.1)%	(0.2)%
Discontinued products	2.6%	1.7%
Currency exchange rates	(0.8)%	0.9%
Core sales growth	(1.2)%	(21.3)%

Specialty Products & Technologies
Total sales growth	(0.3)%	(23.7)%
Less the impact of:
Acquisitions	(0.2)%	(0.4)%
Discontinued products	0.2%	0.7%
Currency exchange rates	(1.0)%	0.7%
Core sales growth	(1.3)%	(22.7)%

Equipment & Consumables
Total sales growth	(5.2)%	(23.8)%
Less the impact of:
Discontinued products	4.7%	2.6%
Currency exchange rates	(0.1)%	1.4%
Core sales growth	(0.6)%	(19.8)%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Net Operating Cash Used in Investing Activities	$(9.6)	$(20.7)	$(64.0)	$(62.6)
Net Operating Cash (Used in) Provided by Financing Activities	$(244.3)	$111.2	$488.7	$40.4

Net Operating Cash Provided by Operating Activities	$148.1	$97.8	$90.5	$210.5
Less: payments for additions to property, plant and equipment (capital expenditures)	$(13.2)	$(19.8)	$(34.6)	$(61.9)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	$—	$1.2	$—	$1.6
Free Cash Flow	$134.9	$79.2	$55.9	$150.2

Net Income (Loss)	$35.6	$62.1	$(75.1)	$161.5
Free Cash Flow to Net Income (Loss) Conversion Ratio	3.8	1.3	(0.7)	0.9

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Non-cash interest expense represents accretion of the debt discount associated with the convertible senior notes due 2025.

C This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

D The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets.

E In connection with the initial public offering ("IPO"), an additional 30.8 million shares were issued on September 20, 2019. This line item reflects the dilutive impact of these IPO shares as if outstanding as of the beginning of each period presented. In addition, certain Envista employees were previously granted Danaher Corporation ("Danaher") equity awards. On December 18, 2019, Danaher completed the split-off exchange offer of all the common shares of Envista held by Danaher in exchange for shares of Danaher common stock. As a result, the equity awards held by certain Envista employees to purchase Danaher shares have been converted into equity awards to purchase Envista's shares. The dilutive impact of these equity awards are included in this line item to reflect the potential dilution as if outstanding as of the beginning of each period presented.

F Represents an accrual for a significant legal matter.

G The Company was in a net loss position for the nine months ended October 2, 2020, therefore no shares reserved for issuance upon exercise of stock options, vesting of restricted stock units or assumed conversion of the convertible senior notes due 2025 were included in the computation of diluted loss per share as their inclusion would have been anti-dilutive. However, given that the adjustments noted in footnotes A-F resulted in adjusted net income for the nine months ended October 2, 2020, the dilutive impact of stock options, restricted stock units and assumed conversion of the convertible senior secured notes due 2025 is being included to arrive at adjusted diluted shares outstanding.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's ("Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Adjusted Diluted Earnings Per Share, provide investors with improved comparability for Adjusted Diluted EPS as share counts under GAAP are calculated using a weighted average approach;

•with respect to Adjusted Diluted Shares Outstanding, allows for the impact of the IPO shares and dilution related to the conversion of Danaher equity awards into Envista equity awards to be presented as if they were outstanding for all prior periods presented and for the dilutive impact of stock options, restricted stock units and assumed conversion of the convertible senior secured notes due 2025, as the Company is reporting adjusted net income compared to a net loss under GAAP;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. We do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

◦With respect to the other items excluded from Adjusted Net Income, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.